UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2018

EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of principal executive offices, with zip code)
(858) 550-1900
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

On May 22, 2018, Evofem Biosciences, Inc. (the “Company”) issued a press release announcing the pricing of an underwritten public offering of 8,500,000 shares of its common stock and pre-funded warrant at a public offering price of $4.69 per share and $4.68 per pre-funded warrant, and accompanying common warrants to purchase an aggregate of 1,700,000 shares of common stock at a public offering price of $0.01 per common warrant. Each share of common stock and pre-funded warrant is being sold together with a common warrant to purchase one-fifth of a share of the Company’s common stock at an exercise price of $7.50 per share. The common warrants will be exercisable immediately and will expire seven years from the date of issuance. In addition, the Company granted the underwriters a 30-day option to purchase up to an additional 1,275,000 shares of common stock and common warrants to purchase up to 255,000 shares of common stock at the public offering price, less the underwriting discount. A registration statement on Form S-1 relating to the offering (No. 333-224958) has been filed with the Securities and Exchange Commission and was declared effective on May 21, 2018. The closing of the offering is expected to take place on or about May 24, 2018, subject to the satisfaction or waiver of customary closing conditions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description
99.1	Press Release, dated May 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: May 22, 2018	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer